U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2007 (June 23, 2007)
MAGIC COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-50090	13-3926203
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1179 Center Point Drive, Henderson, NV	89074

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code:      (702) 565-7866

Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 27, 2007, Mr. Edward Hohman, Chairman of Magic Communications, Inc. (the “Company”) announced that the board of Directors (the “Board”) of the Company elected Mr. Paul Lisak, M.S., R.E.H.S., and Mr. David Meyrowitz to fill the vacant Board seats in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Post Tension of Nevada (“PTNV”), and PTNV Acquisition Corp., which was completed April 12, 2007.
     Mr. Lisak, age 63, retired in 2002 as Los Angeles (“LA”) County’s Hazardous Materials Control Manager, and from over 30 years service devoted to the administration and management of public health, and management of hundreds of millions of dollars in public funds. Mr. Lisak had been promoted to the aforementioned position in 1994, after serving 10 years in LA County’s Hazardous Waste/Materials Divisions as a supervisor and industrial hygienist. Prior to that, in 1980, he had been promoted to Administrator of LA County’s Public Health Labs, testing for communicable diseases and associated environmental chemical and toxic analyses. He is currently on the board of Early Detection, Inc. and Paradise Music & Entertainment, Inc. both publicly traded companies.
     Mr. Meyrowitz, age 61, has been a Senior Partner in the law firm of Simon Meyrowitz & Meyrowitz, P.C. for over twenty years. Mr. Meyrowitz has acted as special counsel to Valley National Bank and Washington Mutual Bank in connection with their mortgage and construction loan financing. Mr. Meyrowitz also acts as special collection counsel to the New York City Housing authority. Mr. Meyrowitz has been an officer and/or director of a number of companies and has acted as general and/or special counsel to many of them as well. He is currently on the board of Directors of The Center For Wound Healing, Inc., a publicly traded company located in Iselin NJ.
     Mr. Edward Hohman maintains his position as Chairman of the Board and the Chief Executive Officer he has held since April 2007. He also serves on the Board’s Compensation Committee.
     In consideration for their service on the Board, we have agreed to issue 25,000 shares of our Common Stock to each of Messrs. Lisak and Meyrowitz and to issue to each of them warrants to purchase 50,000 shares of our Common Stock at a price of $1.00 per share. We also have agreed to issue an additional 25,000 shares of Common Stock to each of them and to issue additional warrants as described above to each of them in each year they are re-elected to the Board or otherwise are serving as Board members. We also have agreed to pay each of them $1,000 for each meeting of the Board or any committee thereof that they attend in person and $500 for each meeting of the Board or any committee thereof that they attend by telephonic or other electronic means and to reimburse their costs of attending such meetings.
     The Board has determined that Mr. Lisak and Mr. Meyrowitz each qualify as an “independent director” under applicable rules and regulations.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description

99.1	Form of Press Release (furnished herewith)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

Magic Communications, Inc.

Date: June 27, 2007	By:	/s/ Edward Hohman
Name: Edward Hohman Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Form of Press Release (furnished herewith)

3